Joint Filer Information

Names:	Deerfield Mgmt IV, L.P., Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund IV, L.P., Deerfield Partners, L.P. and Deerfield Special Situations Fund, L.P.

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Frequency Therapeutics, Inc. [FREQ]

Date of Earliest Transaction Required To be Reported:	October 7, 2019

The undersigned, Deerfield Mgmt IV, L.P., Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund IV, L.P., Deerfield Partners, L.P. and Deerfield Special Situations Fund, L.P. are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of Frequency Therapeutics, Inc.

Signatures:

DEERFIELD MGMT, L.P. By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT IV, L.P. By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PRIVATE DESIGN FUND IV, L.P. By: Deerfield Mgmt IV, L.P., General Partner By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact

DEERFIELD SPECIAL SITUATIONS FUND, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PARTNERS, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact